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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-90992,
No. 33-62921, No. 33-98724, No. 33-99882, No. 333-9017 and No. 333-9031, Form S-
3 No. 333-4012 and Form S-4 No. 333-15497) of First Data Corporation of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of First Data Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                            /s/ Ernst & Young LLP
                                            Ernst & Young LLP

New York, New York
March 18, 1997